EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 10, 2010 with respect to the consolidated financial statements and schedule of Cohen & Company Inc. appearing in the 2009 Annual Report on Form 10-K of Cohen & Company Inc., which are incorporated by reference in this Prospectus and Registration Statement. We consent to the incorporation by reference in the Prospectus and Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

April 28, 2010